EXHIBIT 99.5   Annual Compliance Statement of General Motors Acceptance
               Corporation.


                     GENERAL MOTORS ACCEPTANCE CORPORATION
                            200 Renaissance Center
                            Detroit, Michigan 48265

                                                 March 15, 2005

Bear Stearns Asset Backed Funding II, Inc.
383 Madison Avenue, 10th floor
New York, NY  10179

Re:  Annual Statement as to Compliance
     ---------------------------------

Ladies and Gentlemen:

Reference is made to Section 3.10(a) of the Servicing Agreement dated as of September 9, 2003 between the Bear Stearns Asset Backed Funding II Inc., Purchaser, and General Motors Acceptance Corporation, as Servicer and Custodian, which incorporates by reference the Sale Agreement (including the First Step Receivables Assignment) dated as of September 9, 2003 between Bear Stearns Asset Backed Funding II Inc., Purchaser, and General Motors Acceptance Corporation, as Servicer and Custodian and the Purchase and Sale Agreement (including the Second Step Receivables Assignment) dated as of September 9, 2003 between Bear Stearns Asset Backed Funding II Inc., Purchaser, and General Motors Acceptance Corporation, as Servicer and Custodian (together the "Basic Documents").

The undersigned does hereby certify that:

a. A review of the activities of the Servicer during the period of January 1, 2004 through December 31, 2004, and of its performance under the Basic Documents has been made under his supervision, and

b. To his knowledge, based on such review, the Servicer has fulfilled in all material respects all of its obligations under the Basic Documents throughout such period. Attached is a copy of the Servicer's Assertion with respect to compliance in all material respects with the Minimum Servicing Standards.

                                Very truly yours,

                                       /s/  J. B. Van Orman, Jr.
                                ---------------------------------------

                                J.B. Van Orman, Jr.
                                Vice President - Finance and Chief Financial
                                Officer, GMAC North American Operations

cc:  Bear Stearns Asset Backed Funding II Inc.
     Office of the General Counsel
     383 Madison Avenue, 10th Floor
     New York, NY  10179
     Attn:  Joe Jurkowski

     M.L. Daugherty
     P.E. Terzini